UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2013 (September 4, 2013)

GASTAR EXPLORATION LTD.
GASTAR EXPLORATION USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	001-32714	98-0570897
Delaware	001-35211	38-3531640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas		77010
(Address of principal executive offices)		(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2013, Gastar Exploration USA, Inc. (“Gastar USA”), a subsidiary of Gastar Exploration Ltd. (the “Company”), entered into a Purchase and Sale Agreement, dated September 4, 2013, by and among Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P, (together, the “Lime Rock Parties”) and Gastar USA (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Gastar USA will acquire a 98.3% working interest (80.5% net revenue interest) in 24,000 net acres of the West Edmund Hunton Lime Unit located in Kingfisher, Logan, Oklahoma and Canadian Counties, Oklahoma, for a cash purchase price of $187.5 million, subject to, among other customary adjustments, adjustment for an acquisition effective date of August 1, 2013.

Pursuant to the Purchase Agreement, on September 5, 2013, Gastar USA deposited into escrow an amount equal to 5% of the purchase price. Subject to the terms of the Purchase Agreement, the deposit will be applied toward the purchase price at the closing of the transaction. Under certain circumstances, the deposit may not be refundable in the event the acquisition does not close. Gastar USA currently anticipates the transaction will close on November 26, 2013. The Purchase Agreement may be terminated by either party if the closing has not occurred on or before December 31, 2013.

The Purchase Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Purchase Agreement.

The closing of the proposed property acquisition is subject to satisfaction of customary closing conditions and delivery of the total acquisition purchase price.

The transaction is expected to be funded from the potential issuance of additional long-term debt securities, the potential issuance of perpetual preferred stock, borrowings under the existing revolving credit facility, cash on hand and the expected proceeds from the sale of Gastar USA's East Texas assets.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On September 5, 2013, the Company announced the acquisition of a 98.3% working interest (80.5% net revenue interest) in 24,500 net acres of the West Edmund Hunton Lime Unit located in Kingfisher, Logan, Oklahoma and Canadian Counties, Oklahoma, for a cash purchase price of $187.5 million, subject to customary adjustments. A copy of the Company's press release, dated September 5, 2013, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

99.1	Press release dated September 5, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President

EXHIBIT INDEX

Exhibit No.        Description of Document

99.1	Press release dated September 5, 2013.